Exhibit 10.1

Share Exchange Agreement

by and among

Advasa Holdings, Inc.;

All of the Shareholders of Advasa Co., Ltd.;

And

Taiji Ito as the Shareholders’ Representative

TABLE OF CONTENTS

Exhibit	A Advasa Shareholders’ Advasa Shares and Shares of Company Common Stock to be Issued

i

Share Exchange Agreement

Dated as of 29 August 2025

This Share Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) Advasa Holdings, Inc., a Delaware corporation (the “Company”); (ii) certain shareholders of Advasa Co., Ltd., a Japanese corporation (“Advasa”) as set forth on the signature pages hereto (the “Advasa Shareholders”) and (ii) Taiji Ito as the representative of the Advasa Shareholders (the “Shareholders’ Representative”). Each of the Company, each Advasa Shareholder and the Shareholders’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Company agrees to acquire from the Advasa Shareholders all of the shares of stock of Advasa held by the Advasa Shareholders in exchange for the issuance by the Company to Advasa Shareholders of shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”); and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Advasa Indemnified Party” has the meaning set forth in Section 5.02.

(c)	“Advasa Shareholders” has the meaning set forth in the introductory paragraph hereto.

(d)	“Advasa Shares” has the meaning set forth in Section 2.01(a).

(e)	“Advasa” has the meaning set forth in the introductory paragraph hereto.

(f)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(g)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(h)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(i)	“Certificate” means the Certificate of Incorporation of the Company as in effect from time to time.

(j)	“Closing Date” has the meaning set forth in the introductory paragraph hereto.

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(k)	“Closing” has the meaning set forth in Section 2.02.

(l)	“Companies Act” means the Japanese Companies Act.

(m)	“Company Common Stock” has the meaning set forth in the recitals hereto.

(n)	“Company Indemnified Party” has the meaning set forth in Section 5.01.

(o)	“Company Organizational Documents” means the Certificate and the Bylaws of the Company.

(p)	“Company” has the meaning set forth in the introductory paragraph hereto.

(q)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(r)	“Counsel” has the meaning set forth in Section 6.20.

(s)	“Direct Claim” has the meaning set forth in Section 5.03(c).

(t)	“Exchange Shares” has the meaning set forth in Section 2.03.

(u)	“Exchange” has the meaning set forth in Section 2.01(b).

(v)	“Indemnified Party” has the meaning set forth Section 5.03.

(w)	“Indemnifying Party” has the meaning set forth Section 5.03.

(x)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(y)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(z)	“Losses” and “Loss” has the meaning set forth in Section 5.01.

(aa)	“Non-U.S. Person” has the meaning set forth in Section 3.07(b).

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(bb)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by an Authority.

(cc)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(dd)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(ee)	“Regulation S” has the meaning set forth in Section 3.07(f).

(ff)	“Rule 144” has the meaning set forth in Section 3.07(f).

(gg)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(hh)	“Shareholders’ Representative” has the meaning set forth in the introductory paragraph hereto.

(ii)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(jj)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(kk)	“Third-Party Claim” has the meaning set forth in Section 5.03(a).

(ll)	“Transaction Documents” means this Agreement and any other document entered into in connection with the transactions contemplated herein.

(mm)	“Transactions” means the transactions contemplated by the Transaction Documents.

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Section 1.02 Interpretive Provisions. Unless otherwise indicated (i) all references herein to Articles, Sections or Exhibits, shall be deemed to refer to Articles, Sections or Exhibits of or to this Agreement, as applicable; (ii) the words “include,” “includes” and “including,” when used herein, shall be deemed, in each case, to be followed by the words “without limitation”; (iii) whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa; (iv) the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”; (v) all references in this Agreement to dollar amounts and to “$” are intended to refer to U.S. dollars; (vi) any reference to a law or statute shall include such law or statute, as amended (including by succession of comparable successor statutes), and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto, unless the context requires otherwise; (vii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (viii) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; (ix) unless the context otherwise requires “or” is disjunctive but not necessarily exclusive; (x) references to any Person include the permitted successors and permitted assigns of that Person; and (xii) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Article II. Share Exchange

Section 2.01 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, the Advasa Shareholders, who hold an aggregate of 5,000 shares of common stock of Advasa (the “Advasa Common Stock”), in each case as set forth on Exhibit A attached hereto (the “Advasa Shares”), shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Advasa Shares held by them, in exchange for the issuance to the Advasa Shareholders of shares of Company Common Stock, as set forth herein. The number of Advasa Shares held by each of the Advasa Shareholders as of the Closing Date is as set forth in on Exhibit A attached hereto, in the column entitled “Number of Advasa Common Shares Owned”.

(b)	The exchange as set forth in this Article II, subject to the other terms and conditions herein, is referred to collectively herein as the “Exchange.”

Section 2.02 Closing. The closing of the transactions as set forth herein shall occur on the Closing Date, immediately following the execution of this Agreement. On the Closing Date the Company shall acquire from each Advasa Shareholder the number of Advasa Shares owned by each such Advasa Shareholder as set forth on Exhibit A in accordance with the provisions herein (the “Closing”). At the Closing the Advasa Shareholders shall, on transfer of their respective Advasa Shares to the Company, be recorded in the stock ledger of the Company as the owners of the applicable portion of the total Exchange Shares (as defined below).

Section 2.03 Issuance. In exchange for the Advasa Shares, the Company shall issue to the Advasa Shareholders a total of 41,046,938 shares of Company Common Stock, to be apportioned between the Advasa Shareholders pro rata based on the number of Advasa Shares held by each Advasa Shareholder as set forth on Exhibit A in the column entitled “Shares of Advasa Holdings, Inc. to be issued”“. The shares of Company Common Stock to be issued to the Advasa Shareholders at the Closing are referred to as the “Exchange Shares”. The Parties acknowledge and agree that Taiji Ito acquired 5 shares of Company Common Stock upon the formation of the Company for a total purchase price of $5.00, and, immediately following the Closing, such shares of Company Common Stock shall be redeemed by the Corporation for a purchase price of $5.00.

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Section 2.04 Advasa Shareholders’ Deliverables at the Closing. At the Closing, each of the Advasa Shareholders shall deliver to the Company stock powers or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Company as required for the ownership of the Advasa Shares to be transferred to the Company, free and clear of all Liens, with all necessary transfer Tax and other revenue stamps, acquired at the applicable Advasa Shareholder’s expense, affixed, and together with such other documents and instruments as required pursuant to the Companies Act to vest ownership of the Advasa Shares in the Company.

Section 2.05 Company Actions at the Closing. At the Closing, the Company shall record each Advasa Shareholder as the owner of the applicable portion of the Exchange Shares delivered at the Closing, in accordance with Section 2.03, in the books and records of the Company (with the Parties acknowledging that the Exchange Shares shall not be certificated).

Section 2.06 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. For the avoidance of doubt, the Parties intent to treat this Exchange as a “Type-B” reorganization under Section 368(a)(1)(B) of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 2.07 Additional Documents. At and following the Closing, the Company, the Shareholders’ Representative and the Advasa Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Article III. Representations and Warranties of the Advasa Shareholders

As an inducement to, and to obtain the reliance of the Company, each Advasa Shareholder, severally and not jointly and severally, and solely with respect to the Advasa Shares held by such Advasa Shareholder and with respect to the Exchange Shares to be received in connection therewith) represents and warrants to the Company, as of the Closing Date, as follows:

Section 3.01 Existence and Power. Such Advasa Shareholder is a natural person or is an entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of organization and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 3.02 Due Authorization. If such Advasa Shareholder is an entity, the execution, delivery and performance of this Agreement by such Advasa Shareholder does not, and the consummation of the transactions contemplated hereby will not, violate any provision of its organizational documents. Such Advasa Shareholder has taken all actions required by Law, its organizational documents, if applicable, or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

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Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by such Advasa Shareholder in connection herewith constitute the valid and binding obligations of such Advasa Shareholder, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by such Advasa Shareholder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Title to Advasa Shares. Such Advasa Shareholder is the record and beneficial owner and holder of the Advasa Shares as set forth in Exhibit A, free and clear of all Liens and none of such Advasa Shares is subject to pre-emptive or similar rights, either pursuant to any requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any such Advasa Shares or other interests in Advasa from such Advasa Shareholder.

Section 3.06 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement by such Advasa Shareholder will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which such Advasa Shareholder is a party or to which any of its assets, properties or operations are subject.

Section 3.07 Investment Representations. For purposes of this Section 3.07, any reference to the “Exchange Shares” shall be deemed solely to be a reference to the portion of the Exchange Shares being delivered to such applicable Advasa Shareholder.

(a)	Investment Purpose. Such Advasa Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to such Advasa Shareholder in exchange for the Advasa Shares held by such Advasa Shareholder as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares being acquired by such Advasa Shareholder are being acquired by such Advasa Shareholder for such Advasa Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Such Advasa Shareholder is a Non-U.S. Person. A “Non-U.S. Person” means any person who is not (1) any natural person resident in the United States (as defined below); (2) any partnership or corporation organized or incorporated under the laws of the United States; (3) any estate of which any executor or administrator is a United States person; (4) any trust of which any trustee is a United States person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or (8) any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a United States person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501 under Regulation D pursuant to the Securities Act) who are not natural persons, estates or trusts.

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(c)	Reliance on Exemptions. Such Advasa Shareholder understands that the Exchange Shares are being offered and sold to such Advasa Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and such Advasa Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Advasa Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Advasa Shareholder to acquire the Exchange Shares.

(d)	Information. Such Advasa Shareholder and such Advasa Shareholder’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by such Advasa Shareholder or Such Advasa Shareholder’s advisors. Such Advasa Shareholder and Such Advasa Shareholder’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Advasa Shareholder understands that Such Advasa Shareholder’s investment in the Exchange Shares involves a significant degree of risk. Such Advasa Shareholder is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(e)	Governmental Review. Such Advasa Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f)	Transfer or Resale. Such Advasa Shareholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) such Advasa Shareholder shall have delivered to the Company, at the cost of such Advasa Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such Advasa Shareholder who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.07 and who is an accredited investor (as defined in Rule 501 under Regulation D pursuant to the Securities Act), (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and such Advasa Shareholder shall have delivered to the Company, at the cost of such Advasa Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. Such Advasa Shareholder understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(h)	Removal. The legend(s) referenced in Section 3.07(g) shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Such Advasa Shareholder agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Article IV. Representations and Warranties of the Company

As an inducement to, and to obtain the reliance of the Advasa Shareholders, the Company represents and warrants to the Advasa Shareholders, as of the Closing Date, as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

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Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Organizational Documents. The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligations of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.05 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 4.06 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Article V. Indemnification

Section 5.01 Indemnification of Company. Each Advasa Shareholder, severally and not jointly and severally, hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees and the Shareholders’ Representative (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each individually a “Loss”) incurred or sustained by any Company Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of such Advasa Shareholder contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 5.02 Indemnification of the Advasa Shareholders. The Company hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Shareholders’ Representative and the Advasa Shareholders (each a “Advasa Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Advasa Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

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Section 5.03 Procedure. The following shall apply with respect to all claims by any Advasa Indemnified Party or Company Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to an Advasa Indemnified Party or a Company Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to the Company or the Advasa Shareholders, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 5.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 5.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 5.03(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 5.04 Periodic Payments. Any indemnification required by this Article V for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 5.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

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Section 5.06 Limitations.

(a)	The obligations of the Advasa Shareholders and the Company under Section 5.01 and Section 5.02 shall expire in two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article V which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

(b)	The aggregate amount of all Losses for which each of the Advasa Shareholders shall be liable pursuant to Section 5.01 shall in no event exceed the value of the Advasa Shares such Advasa Shareholder transferred to the Company. Notwithstanding the provisions of Section 5.01, if and to the extent the Advasa Shares are validly transferred by any of the Advasa Shareholders to the Company pursuant to the provisions of Article II of this Agreement, such Advasa Shareholder shall not be required to indemnify any of the Company Indemnified Parties for any Losses incurred or sustained by any of the Company Indemnified Parties as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations and warranties of such Advasa Shareholder contained herein.

(c)	Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(d)	The Advasa Shareholders shall not be liable under the provisions of this for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Advasa Shareholders contained herein if any of the Company Indemnified Parties had knowledge of or could have known such inaccuracy or breach prior to the Closing.

Section 5.07 Exclusive Remedy. The indemnification provisions contained in this Article V shall be the sole and exclusive remedy of the Parties with respect to the transactions contemplated herein for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the transactions contemplated herein, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the transactions contemplated herein.

Article VI. Miscellaneous

Section 6.01 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the Transactions, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

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(b)	Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in either (i) the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida or (ii) the Tokyo District Court (the “Selected Courts”). By execution and delivery of this Agreement, each Party hereby (a) submits to the exclusive jurisdiction of any Selected Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Selected Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any Selected Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 6.05, provided that nothing in this Section 6.01(b) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 6.02 Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Section 6.03 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 6.04 Brokers. The Company and each Advasa Shareholder agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and each Advasa Shareholder each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the Indemnifying Party and such third person, whether express or implied from the actions of the Indemnifying Party.

Section 6.05 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company or to the Shareholders’ Representative, to:

Advasa Holdings, Inc.

Attn: Taiji Ito

4F 1-2-7 Motoakasaka, Minato-ku

Tokyo, Japan

Email: itotaiji@gmail.com

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jcacomanolis@alclaw.com

If to any Advasa Shareholder, to the Company at the address as set forth above, and the Company agrees that it shall forward the applicable notice to the applicable Advasa Shareholder(s) to the addresses for such Advasa Shareholder(s) in the books and records of the Company.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 6.07 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 6.08 Third Party Beneficiaries. This contract is strictly between the Company, the Advasa Shareholders and the Shareholders’ Representative, and except as specifically provided herein, no other Person and no director, officer, stockholder (other than the Advasa Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 6.09 Expenses. Subject to Article V and Section 6.06, whether or not the Exchange is consummated, each of the Company and each Advasa Shareholder will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 6.10 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of one year from the latest date thereof.

Section 6.12 Amendment; Waiver; Remedies; Agent.

(a)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Shareholders’ Representative on behalf of the Advasa Shareholders, provided, however, that in the event that any such amendment, event or action is materially adverse to the rights or obligations of any Advasa Shareholder(s), such amendment, event or action shall be subject to the written approval of the applicable Advasa Shareholder(s) to whom such amendment, event or action is materially adverse.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

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(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.13 Advasa Shareholders’ Representative.

(a)	Each Advasa Shareholder constitutes and appoints the Shareholders’ Representative as its representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i)	to act on such Advasa Shareholders’ behalf in the absolute discretion of Shareholders’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement or the provision of any consent or agreement hereunder; and

(ii)	in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 6.13.

(b)	This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any Advasa Shareholder or by operation of law, whether by the death or incapacity of any Advasa Shareholder or by the occurrence of any other event. Each Advasa Shareholder hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Shareholders’ Representative pursuant to this Section 6.13. Each Advasa Shareholder agrees that Shareholders’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Shareholders’ Representative in good faith, even if taken or omitted negligently, and each Advasa Shareholder shall indemnify and hold harmless Shareholders’ Representative from, and shall pay to Shareholders’ Representative the amount of, or reimburse Shareholders’ Representative for, any Loss that Shareholders’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Shareholders’ Representative in his capacity as such.

(c)	The Company shall be entitled to rely upon any document or other paper delivered by Shareholders’ Representative as being authorized by Advasa Shareholders, and the Company shall not be liable to any Advasa Shareholder for any action taken or omitted to be taken by the Company based on such reliance.

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Section 6.14 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 6.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 6.16 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of all of the other Parties and any purported assignment or delegation without such consent shall be null and void and of no force or effect, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and permitted assigns of the Parties.

Section 6.17 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Advasa Shareholder and the Company shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 6.18 Further Assurances. From and after the Closing Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 6.19 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 6.20 Counsel. The Parties acknowledge and agree that Anthony, Linder & Cacomanolis, PLLC (“Counsel”) has acted as legal counsel to the Company and to Advasa, that Taiji Ito is an officer and director of the Company and Advasa, and that Counsel is not legal counsel to any Advasa Shareholder or Taiji Ito personally, either in connection with this Agreement and the Transactions, or otherwise. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and to Advasa notwithstanding the relationship between the Company, Advasa and Taiji Ito, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each applicable Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties hereby waives any conflict of interest that may arise as a result of the relationship between the Company, Advasa and Taiji Ito, and confirms that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 6.21 Counterparts; Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy. The Parties acknowledge and agree that certain of the Parties may have executed this Agreement and certain other Transaction Documents prior to the Closing Date being determined and added to this Agreement, but upon the Shareholders’ Representative’s agreement as to such Closing Date and insertion of the Effective Date into this Agreement, such signatures shall be valid and binding as though executed on the actual Closing Date.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Holdings, Inc.

By:	/s/ Taiji Ito
Name:	Taiji Ito
Title:	Chief Executive Officer

Shareholders’ Representative:

By:	/s/ Taiji Ito
Name:	Taiji Ito

[Advasa Shareholders’ Signatures Continue on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Asamitsu Kosugi

By:	/s/ Asamitsu Kosugi
Name:	Asamitsu Kosugi

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Uemura Holdings Co., Ltd.

By:	/s/ Yoshitada Uemura
Name:	Yoshitada Uemura
Title:	Chief Executive Officer

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Takamitsu Uemura

By:	/s/ Takamitsu Uemura
Name:	Takamitsu Uemura

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Shintaro Hori

By:	/s/ Shintaro Hori
Name:	Shintaro Hori

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Setsuko Hori

By:	/s/ Setsuko Hori
Name:	Setsuko Hori

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Yuki Hori

By:	/s/ Yuki Hori
Name:	Yuki Hori

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Kentaro Hori

By:	/s/ Kentaro Hori
Name:	Kentaro Hori

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Yasushi Hori

By:	/s/ Yasushi Hori
Name:	Yasushi Hori

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Mamiko Nozu

By:	/s/ Mamiko Nozu
Name:	Mamiko Nozu

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Kensuke Kuhara

By:	/s/ Kensuke Kuhara
Name:	Kensuke Kuhara

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Ichiryu Associates Co., Ltd.

By:	/s/ Yoshio Ichiryu
Name:	Yoshio Ichiryu
Title:	Chief Executive Officer

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Yuichiro Nakabu

By:	/s/ Yuichiro Nakabu
Name:	Yuichiro Nakabu

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: BrainsTrust Co., Ltd.

By:	/s/ Yoshiaki Nakao
Name:	Yoshiaki Nakao
Title:	Chief Executive Officer

[Advasa Shareholders Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Advasa Shareholder name: Tatsuya Akimoto

By:	/s/ Tatsuya Akimoto
Name:	Tatsuya Akimoto

[Advasa Shareholders Signature Page to Share Exchange Agreement]

Exhibit A

Advasa Shareholders’ Advasa Shares and Shares of Company Common Stock to be Issued

Shareholder Name	Number of Advasa Common Shares Owned.	Shares of Advasa Holdings, Inc. to be issued
Asamitsu Kosugi	2,634	21,623,527
Uemura Holdings Co., Ltd.	350	2,873,286
Takamitsu Uemura	150	1,231,408
Shintaro Hori	30	246,282
Setsuko Hori	58	476,144
Yuki Hori	34	279,119
Kentaro Hori	24	197,025
Yasushi Hori	24	197,025
Mamiko Nozu	20	164,188
Kensuke Kuhara	20	164,188
Ichiryu Associates Co., Ltd.	4	32,838
Yuichiro Nakabu	1	8,209
BrainsTrust Co., Ltd.	1	8,209
Tatsuya Akimoto	1,650	13,545,490
Totals:	5,000	41,046,938

Exhibit A - Page 1